                                    TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

        Each of the undersigned, as trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                1940 Act
                                              Reg. Number

          Growth Trust                         811-07395
          Growth and Income Trust              811-07393
          Income Trust                         811-07307
          Tax-Free Income Trust                811-07397
          World Trust                          811-07399

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

        Dated the 8th day of January, 1997.


/s/ H. Brewster Atwater, Jr.          /s/ Melvin R. Laird
    H. Brewster Atwater, Jr.              Melvin R. Laird

/s/ Lynne V. Cheney                   /s/ William R. Pearce
    Lynne V. Cheney                       William R. Pearce

/s/ William H. Dudley                 /s/ Alan K. Simpson
    William H. Dudley                     Alan K. Simpson

/s/ Robert F. Froehlke                /s/ Edson W. Spencer
    Robert F. Froehlke                    Edson W. Spencer

/s/ David R. Hubers                   /s/ John R. Thomas
    David R. Hubers                       John R. Thomas

/s/ Heinz F. Hutter                   /s/ Wheelock Whitney
    Heinz F. Hutter                       Wheelock Whitney

/s/ Anne P. Jones                     /s/ C. Angus Wurtele
    Anne P. Jones                         C. Angus Wurtele